UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 27, 2021

Sykes Enterprises, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Ashley Drive, Suite 2800, Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 274-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SYKE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 27, 2021, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 17, 2021 (the “Merger Agreement”), by and among Sykes Enterprises, Incorporated, a Florida corporation (the “Company”), Sitel Worldwide Corporation, a Delaware corporation (“Parent”), and Florida Mergersub, Inc., a Florida corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”).

Item 1.02.	Termination of a Material Definitive Agreement

In connection with the entry into the Credit Agreement dated as of August 27, 2021 (the “Parent Credit Facility”), by and among Parent and the lenders thereto, following the consummation of the Merger, the Credit Agreement with KeyBank National Association (“Keybank”), dated February 14. 2019 among the Company, the lenders thereunder, and KeyBank as administrative agent was terminated and all obligations outstanding thereunder (other than customary obligations) were paid off and extinguished effective as of August 27, 2021.

Item 2.01.	Completion of Acquisition of Disposition of Assets

At the effective time of the Merger (the “Effective Time”), each share of common stock outstanding immediately prior to the Effective Time (other than shares held by the Company as treasury stock immediately prior to the Effective Time (the “canceled shares”)) was automatically converted into the right to receive $54.00 in cash, without interest, subject to any applicable withholding taxes (the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, each Company Restricted Stock Unit (as defined in the Merger Agreement) or Company Performance Stock Unit (as defined in the Merger Agreement) that is outstanding under any Company Stock Plan (as defined in the Merger Agreement) immediately prior to the Effective Time (a “Company Restricted Share”) vested and was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration for each share of Company common stock.

Additionally, as of the Effective Time, each Company stock appreciation right (“Company SAR”) that was outstanding under any Company Stock Plan immediately prior to the Effective Time had all rights thereunder cancelled by virtue of the Merger and each former holder of any cancelled In-the-Money SAR (as defined in the Merger Agreement), in exchange therefor, became entitled to receive an amount in cash, without interest, equal to the product of (A) the SAR Per Share Consideration (as defined below) multiplied by (B) the number of shares of Company common stock subject to such In-the-Money SAR, less any applicable withholding taxes. Each Company SAR that is not an In-the-Money SAR was automatically cancelled immediately prior to the Effective Time for no consideration. “SAR Per Share Consideration” means, with respect to a Company SAR, an amount equal to the difference between (a) $54.00, minus (b) the per share exercise price of such Company SAR.

The aggregate merger consideration is approximately $2.2 billion and was funded by the proceeds received in connection with the Parent Credit Facility described in Item 1.02 of this report, as well as cash on hand at the Company and its subsidiaries.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated herein by reference.

Prior to the open of trading on August 27, 2021, in connection with the consummation of the Merger, the Company notified The NASDAQ Global Select Market (“NASDAQ”) that the Merger had been consummated and requested that the trading of the Company common stock on NASDAQ be suspended and that the listing of the Company common stock on NASDAQ be withdrawn. In addition, the Company requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a notification on Form 25 to report the delisting of the Company common stock from NASDAQ and to deregister the Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated or suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this report is incorporated herein by reference.

As a result of the Merger, each share of Company common stock issued and outstanding immediately prior to the Effective Time was automatically canceled and ceased to exist, and was converted into the Merger Consideration, without interest and less any applicable withholding taxes. Accordingly, at the Effective Time, the Company’s shareholders immediately before the Effective Time ceased to have any rights in the Company as shareholders, other than their right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.02 of this report is incorporated herein by reference.

On August 27, 2021, Merger Sub was merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. Upon completion of the Merger, Parent owns 100% of the Company’s voting securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated herein by reference.

In connection with the consummation of the Merger, Laurent Uberti, Elisabeth Destailleur, Oliver Camino, and David Slaverio, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company. Accordingly, as of the Effective Time, each of Jeanne Beliveau-Dunn, Mark C. Bozek, Vanessa C.L. Chang , Carlos E. Evans, Lorraine L. Lutton, James S. MacLeod, William D. Muir, Jr., Charles E. Sykes, and W. Mark Watson ceased to serve as a director of the Company.

In addition, Laurent Uberti, Oliver Camino, Elisabeth Destailleur and David Slaviero have been appointed officers of the Company. As of the Effective Time, each of Charles E. Sykes, John Chapman, Lawrence R. Zingale, James T. Holder and David Pearson have resigned as officers of the Company.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated herein by reference.

In connection with the consummation of the Merger, the Company’s articles of incorporation bylaws were amended and restated in their entirety to be in the respective forms prescribed by the Merger Agreement. The foregoing summary of the Company’s amended and restated articles of incorporation and second amended and restated bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amended and restated articles of incorporation and second amended and restated bylaws of the Company, which are filed as Exhibits 3.1 and 3.2 to this report, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On August 27, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 17, 2021, among Sykes Enterprises, Incorporated, Sitel Worldwide Corporation and Florida Mergersub, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on June 21, 2021).

3.1	Amended and Restated Articles of Incorporation of Sykes Enterprises, Incorporated

3.2	Second Amended and Restated Bylaws of Sykes Enterprises, Incorporated

99.1	Press Release dated August 27, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED

By:	/s/ Elisabeth Destailleur
Elisabeth Destailleur
Chief Finance Officer

Date: August 27, 2021